Exhibit 99.1

June 30, 2009

For Immediate Release

Sport Supply Group Acquires Team Sports Division of Gus Doerner Sports

•	Completes Direct Road Sales Coverage of Southern Indiana
•	Combines Forces with Former Competitor

Dallas, TX. Sport Supply Group, Inc. (NASDAQ: RBI) today announced it has acquired certain assets from Gus Doerner Sports, Inc. of Evansville, Indiana. SSG acquired the rights to Doerner’s Team Sports Division which caters to high school, college and out of school sports programs in southern Indiana. SSG did not acquire any liabilities in the transaction. Terms were not disclosed.

Phil Dickman, President of Sport Supply Group’s Kessler’s subsidiary, stated: “We are pleased to add the Doerner’s team sales group to our existing Indiana sales force. Doerner’s has been a respected competitor for many years and this transaction allows us to work in tandem to provide the best in service, product breadth and value to institutions across southern Indiana.

Don Katterhenry, Owner of Gus Doerner Sports commented: “I have known and respected the Dickman’s and their team for many years and am pleased that the Doerner’s team staff is able to join the leading company in our industry. I think the transaction will provide a great future for our team salesmen and the many loyal customers we have served over the past 40 years.”

Adam Blumenfeld, Chairman and CEO of Sport Supply Group remarked: “Similar to the recently announced Webster’s Team Sports acquisition in southern Florida, this transaction affords SSG the ability to expand its coverage of an important state while leveraging the pre-existing infrastructure and support systems already in place in that region. We are excited to have the Doerner’s team aboard and look forward to a promising future.”

Sport Supply Group offers a unique combination of proprietary and branded sports equipment and branded team uniforms, making the Company a complete one stop shop for its customer base. We believe our comprehensive product offering is only one of many benefits afforded our existing and new sales teams.”

About Sport Supply Group

Sport Supply Group, Inc. is the nation’s leading marketer, manufacturer and distributor of sporting goods and branded team uniforms to the institutional and team sports market. The Company markets via 3 million direct catalogs, a 40 man telesales team, more than 200 direct sales professionals, 60 Platinum Re-distribution partners and a family of company-controlled websites.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to the Company's anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words "believes," "could," "expects," "anticipates," "estimates," "intends," "plans," or similar expressions. These forward-looking statements are based on management's current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions which changes may negatively impact school and other government supported budgets as well as the cost of doing business, actions and initiatives by current and potential competitors, the availability and cost of financing, and certain other additional factors described in the Company's filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the Company’s annual reports on Form 10-K and under the heading “Risk Factors” and/or “Statement Regarding Forward-Looking Disclosure” in the Company’s quarterly reports on Form 10-Q. Other unknown or unpredictable factors also could have material adverse effects on the Company's future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

Contact:

Sport Supply Group, Inc.
Adam Blumenfeld, 972-243-0879